EXHIBIT 99.1

Contact:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
FIRST QUARTER 2015 FINANCIAL RESULTS

CRA Delivers Excellent First Quarter Results, Continuing Trend From 2014

BOSTON, April 30, 2015 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal first quarter ended April 4, 2015. “CRA delivered excellent results for the first quarter of fiscal 2015, growing revenue and increasing headcount year-over-year, all while maintaining quarterly companywide utilization of 78% and strong project inventory,” said Paul Maleh, CRA’s President and Chief Executive Officer.

Revenue for the first quarter of fiscal 2015 increased to $78.0 million, compared with $76.2 million for the fiscal first quarter ended March 29, 2014. Non-GAAP revenue for the first quarter of fiscal 2015 increased to $77.2 million, compared with $75.1 million for the first quarter of fiscal 2014.

Net income for the first quarter of fiscal 2015 was $2.8 million, or $0.30 per diluted share, compared with $3.4 million, or $0.34 per diluted share, for the first quarter of fiscal 2014. Non-GAAP net income for the first quarter of fiscal 2015 was $3.5 million, or $0.37 per diluted share, compared with $3.5 million, or $0.35 per diluted share, for the first quarter of fiscal 2014.

Adjusted EBITDA for the first quarter of fiscal 2015 was $11.3 million, or 14.5% of revenue, compared with $11.9 million, or 15.6% of revenue, for the first quarter of fiscal 2014. On a non-GAAP basis, Adjusted EBITDA for the first quarter of fiscal 2015 was $12.4 million, or 16.1% of revenue, compared with $12.1 million, or 16.1% of revenue, for the first quarter of fiscal 2014.

A complete reconciliation between revenue, net income and net income per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the first quarters of fiscal 2015 and fiscal 2014, are provided in the financial tables at the end of this release.

“On a constant currency basis relative to Q1 of fiscal 2014, our financial performance would have been stronger,” Maleh added. “Non-GAAP net revenue would have increased by approximately $1.8 million to $79.0 million; non-GAAP net income would have increased by approximately $0.2 million to $3.7 million, or by approximately $0.02 to $0.39 per diluted share; and non-GAAP Adjusted EBITDA would have grown to approximately $12.9 million, or 16.3% of revenue.” A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Management Comments

“Project lead flow across the organization remains strong as we continue to be presented with our clients’ most important business challenges. Our professionals are converting these opportunities into revenue generating projects at a solid rate. This resulted in as healthy a project backlog as we have seen in the past few years. We affirm our previously announced fiscal 2015 guidance for non-GAAP revenue of $312 million to $320 million and non-GAAP Adjusted EBITDA margin of 16.3% to 16.7%. While we are encouraged by the overall health of the firm, we are mindful that uncertainties around global economic conditions and foreign exchange rate fluctuations can affect our business,” Maleh said.

“Our Antitrust & Competition Economics practice had an outstanding quarter, driven by M&A and antitrust engagements,” said Maleh. “CRA’s strategy to generate broad-based, profitable growth continued to be successful, with Litigation and Regulatory as well as Management Consulting experiencing year-over-year growth. In addition to a very strong performance by the Antitrust & Competition Economics practice, our Finance practice delivered solid year-over-year revenue improvement and advised on a range of issues including alleged price fixing and market manipulation concerns.”

“Growth within Management Consulting was led by our Life Sciences practice and its ability to capitalize on areas of expansion during the past year, including the addition of new colleagues in Germany,” said Maleh. “This success led to a revision to our estimated future contingent consideration payments associated with a prior acquisition, resulting in a $0.8 million charge in the first quarter.”

“We continued our practice of redeploying cash into business operations and the repurchase of equity. During the first quarter, we repurchased approximately 145,000 shares of common stock for approximately $4.5 million,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 10:00 a.m. ET to discuss its first-quarter 2015 financial results. To listen to the live call, please visit the “Investor Relations” section of the

Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and is celebrating its 50th year anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the results of the Company’s NeuCo subsidiary and including a presentation of Adjusted EBITDA is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the first quarter of fiscal 2015, the Company has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment related to a prior acquisition, and for the first quarter of fiscal 2014, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA” from income (loss) from operations, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans. Finally, the Company also believes that providing a constant currency presentation relative to specified prior periods when fluctuations in foreign currency exchange rates significantly affect its financial results provides valuable supplemental information regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in this press release its non-GAAP net revenue, net income, earnings per diluted share and Adjusted EBITDA for the first quarter of fiscal 2015 on a constant currency basis relative to the first quarter of fiscal 2014.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including statements regarding our strategy, our conversion rate, or containing any guidance regarding our future revenues, and statements using the terms “expect,” “anticipate,” “believe” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors, and our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in 2015 could differ materially from the guidance presented herein as a result of, including, among other things, the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to attract or hire qualified consultants or to utilize existing consultants; the unpredictable nature of litigation-related projects; dependence on the growth of our management consulting practice; the potential loss of clients; changes in the law that affect our practice areas; the demand environment; global economic conditions; foreign exchange rate fluctuations; intense competition; and the timing of and amount of new hires. In addition to these factors, other factors that could cause actual performance or results to differ materially from any forward-looking statements include, among others, our restructuring costs and attributable annual cost savings, changes in our effective tax rate, share dilution from our stock-based compensation, completing acquisitions and factors related to our completed acquisitions, including integration of personnel, clients and offices and unanticipated expenses and liabilities, the risk of impairment write downs to our intangible assets, including goodwill, if our enterprise value declines below certain levels, risks associated with acquisitions we may make in the future, risks inherent in international operations, changes in accounting standards, rules and regulations, management of new offices, the ability of customers to terminate engagements with us on short notice, our ability to integrate successfully new consultants into our practice, our ability to collect on forgivable loans should any become due, general economic conditions, risks inherent in litigation, the performance of our NeuCo subsidiary, and professional liability. Further information on these and other potential factors that could affect our financial results is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL QUARTER ENDED APRIL 4, 2015 COMPARED TO THE FISCAL QUARTER ENDED MARCH 29, 2014

(In thousands, except per share data)

	Quarter Ended April 4, 2015						Quarter Ended March 29, 2014
	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (Contingent Liability) (1)	Adjustments to GAAP Results (NeuCo) (2)	Non-GAAP Results	Non-GAAP % of Revenues	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (NeuCo) (2)	Non-GAAP Results	Non-GAAP % of Revenues

Revenues	$78,039	100.0%	$—	$867	$77,172	100.0%	$76,245	100.0%	$1,164	$75,081	100.0%
Costs of services	53,819	69.0%	833	341	52,645	68.2%	51,866	68.0%	364	51,502	68.6%
Gross profit	24,220	31.0%	(833)	526	24,527	31.8%	24,379	32.0%	800	23,579	31.4%

Selling, general and administrative expenses	18,083	23.2%	—	803	17,280	22.4%	17,160	22.5%	962	16,198	21.6%
Depreciation and amortization	1,661	2.1%	—	—	1,661	2.2%	1,590	2.1%	—	1,590	2.1%
Income (loss) from operations	4,476	5.7%	(833)	(277)	5,586	7.2%	5,629	7.4%	(162)	5,791	7.7%

Interest and other income (expense), net	155	0.2%	—	598	(443)	-0.6%	(245)	-0.3%	(17)	(228)	-0.3%
Income (loss) before provision for income taxes	4,631	5.9%	(833)	321	5,143	6.7%	5,384	7.1%	(179)	5,563	7.4%
Provision for income taxes	(1,732)	-2.2%	—	(48)	(1,684)	-2.2%	(2,076)	-2.7%	(53)	(2,023)	-2.7%
Net income (loss)	2,899	3.7%	(833)	273	3,459	4.5%	3,308	4.3%	(232)	3,540	4.7%
Net (income) loss attributable to noncontrolling interest, net of tax	(120)	-0.2%	—	(120)	—	0.0%	102	0.1%	102	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$2,779	3.6%	$(833)	$153	$3,459	4.5%	$3,410	4.5%	$(130)	$3,540	4.7%

Net income per share attributable to CRA International, Inc.:
Basic	$0.30				$0.38		$0.34			$0.35
Diluted	$0.30				$0.37		$0.34			$0.35

Weighted average number of shares outstanding:
Basic	9,190				9,190		10,029			10,029
Diluted	9,403				9,403		10,108			10,108

(1) These adjustments include activity related to the increase of the liability for future contingent consideration payments related to a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED APRIL 4, 2015 COMPARED TO THE FISCAL QUARTER ENDED MARCH 29, 2014

(In thousands)

	Quarter Ended April 4, 2015						Quarter Ended March 29, 2014
			Adjustments to
	GAAP	GAAP	GAAP Results	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	Contingent	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	April 4, 2015	Revenues	Liability (1)	NeuCo (2)	April 4, 2015	Revenues	March 29, 2014	Revenues	NeuCo (2)	March 29, 2014	Revenues

Income (loss) from operations	$4,476	5.7%	$(833)	$(277)	$5,586	7.2%	$5,629	7.4%	$(162)	$5,791	7.7%
Depreciation and amortization	1,661	2.1%	—	—	1,661	2.2%	1,590	2.1%	—	1,590	2.1%
EBITDA	6,137	7.9%	(833)	(277)	7,247	9.4%	7,219	9.5%	(162)	7,381	9.8%
Share-based compensation expenses	1,609	2.1%	—	—	1,609	2.1%	1,327	1.7%	—	1,327	1.8%
Amortization of forgivable loans	3,573	4.6%	—	—	3,573	4.6%	3,379	4.4%	—	3,379	4.5%
Adjusted EBITDA	$11,319	14.5%	$(833)	$(277)	$12,429	16.1%	$11,925	15.6%	$(162)	$12,087	16.1%

(1) These adjustments include activity related to the increase of the liability for future contingent consideration payments related to a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 4,	January 3,
	2015	2015

Assets
Cash and cash equivalents	$17,230	$48,199
Accounts receivable and unbilled, net	88,310	83,165
Other current assets	32,960	33,803
Total current assets	138,500	165,167

Property and equipment, net	16,992	14,696
Goodwill and intangible assets, net	85,924	87,060
Other assets	49,115	48,089
Total assets	$290,531	$315,012

Liabilities and shareholders’ equity
Current liabilities	$66,220	$88,394
Long-term liabilities	12,073	11,914
Total liabilities	78,293	100,308

Total shareholders’ equity	212,238	214,704
Total liabilities and shareholders’ equity	$290,531	$315,012

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	April 4,	March 29,
	2015	2014
Operating activities:
Net income	$2,899	$3,308
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	4,137	1,562
Accounts receivable and unbilled services	(7,312)	(2,093)
Working capital items, net	(23,926)	(17,234)
Net cash used in operating activities	(24,202)	(14,457)

Investing activities:
Consideration relating to acquisitions, net	—	(1,504)
Purchase of property and equipment	(2,364)	(447)
Collections on notes receivable	1,550	—
Payments on notes receivable	(40)	—

Net cash used in investing activities	(854)	(1,951)

Financing activities:
Payments on notes payable	(300)	(16)
Tax withholding payments reimbursed by restricted shares	(66)	(143)
Excess tax benefits from share-based compensation	39	—
Repurchase of common stock	(4,535)	(2,124)

Net cash used in financing activities	(4,862)	(2,283)

Effect of foreign exchange rates on cash and cash equivalents	(1,051)	(68)

Net decrease in cash and cash equivalents	(30,969)	(18,759)
Cash and cash equivalents at beginning of period	48,199	51,251

Cash and cash equivalents at end of period	$17,230	$32,492

Supplemental cash flow information:

Cash paid for income taxes	$168	$3,525
Cash paid for interest	$78	$96
Common stock issued for acquired business	$—	$427